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                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                           USTMAN TECHNOLOGIES, INC.

                                                      ENDORSED-FILED
                                         In the office of the Secretary of State
                                                of the State of California
                                                       FEB 6, 1998
                                              BILL JONES, SECRETARY OF STATE

     Dan R. Cook and David Booth hereby certify that:

     1. They are the President and Secretary, respectively, of USTMAN TECHNOLOGIES, INC.

     2. Paragraph 1, of Article THIRD of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

               "1. Authorized Capital. The Corporation shall be authorized to issue four classes of shares which shall be designated, respectively, Common Stock, Preferred Stock, Class A Voting Common Stock, and Class B Non-Voting Common Stock. The total number of shares which the Corporation shall have authority to issue is 71,000,000. The total number of shares of Common Stock which this Corporation is authorized to issue is 40,000,000. The total number of shares of Preferred Stock which this Corporation is authorized to issue is 1,000,000. The total number of shares of Class A Voting Common Stock which this Corporation is authorized to issue is 15,000,000. The total number of shares of Class B Non-Voting Common Stock which this Corporation is authorized to issue is 15,000,000.

     3. New paragraphs designated 3., 4. and 5. are added to Article THIRD of the Articles of Incorporation to read as follows:

               "3. Class A Voting Common Stock. Shares of Class A Voting Common Stock shall have the same voting rights as shares of Common Stock, and each share of Class A Voting Common Stock shall be entitled to 46.118% of the amount of any dividends, distributions, powers, preferences, or other rights or privileges to which one share of Common Stock shall be entitled. Without limiting the foregoing, each share of Class A Voting Common Stock shall receive 46.118% of the consideration to which a share of Common Stock shall be entitled in the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving corporation).

               "4. Class B Non-Voting Common Stock. Shares of Class B Non-Voting Common Stock shall no voting rights, except as otherwise required by law, and each share of Class B Non-Voting Common Stock shall be entitled to 53.882% of the amount of any dividends, distributions, powers, preferences, or other rights or privileges to which one share of Common Stock shall be entitled. Without limiting the foregoing, each share of Class B Non-Voting Common Stock shall receive 53.882% of the consideration to which a share of Common Stock shall be entitled in the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving corporation).

               "5. Exchange of Class A Voting Common Stock and Class B Non-Voting Common Stock for Shares of Common Stock. At any time, a holder may exchange (a) one share of Class A Voting Common Stock, plus (b) one share of Class B Non-Voting Common Stock, for one share of Common Stock."



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     4.   Each of the foregoing amendments has been duly approved by the Board of Directors of the corporation.

     5. Each of the foregoing amendments was duly approved by the required vote of shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 18,361,000, the favorable vote of a majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment equated or exceeded the required vote.

     IN WITNESS WHEREOF, the undersigned have executed this certificate this 3rd day of February, 1998.


                                             /s/ DAN R. COOK
                                             ------------------------
                                             Dan R. Cook, President


                                             /s/ DAVID BOOTH
                                             ------------------------
                                             David Booth, Secretary


     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of his own knowledge, and that this declaration was executed on February 3, 1998 at Lakewood, Colorado.



                                             /s/ DAN R. COOK
                                             ------------------------
                                             Dan R. Cook


                                             /s/ DAVID BOOTH
                                             ------------------------
                                             David Booth



                                                                          [SEAL]


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